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                            SHARE EXCHANGE AGREEMENT

                                     between

                               SIMTEK CORPORATION,

                                  JASKARN JOHAL

                                       and

                                KASHMIRA S. JOHAL

                                  July 31, 2000












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

                                                 TABLE OF CONTENTS
                                                 -----------------

                                                                                                         Page
                                                                                                         ----

ARTICLE I   ACQUISITION.................................................................................  3
            1.1    Acquisition of Stock.................................................................  3
            1.2    Exchange.............................................................................  3
            1.3    The Closing..........................................................................  3
            1.4    Tax and Accounting Consequences......................................................  3

ARTICLE II  REPRESENTATIONS AND WARRANTIES OR THE SHAREHOLDERS..........................................  3
            2.1    Binding Obligation; No Violation.....................................................  3
            2.2    Stock................................................................................  4
            2.3    Brokers' and Finders' Fees...........................................................  4
            2.4    Organization and Standing............................................................  4
            2.5    Capitalization.......................................................................  4
            2.6    Subsidiaries.........................................................................  5
            2.7    No Conflicts.........................................................................  5
            2.8    Financial Statements.................................................................  5
            2.9    Absence of Certain Changes...........................................................  5
            2.10   Liabilities..........................................................................  7
            2.11   Litigation...........................................................................  7
            2.12   Governmental Authorization...........................................................  7
            2.13   Contracts and Commitments............................................................  7
            2.14   Title to Property....................................................................  7
            2.15   Intellectual Property................................................................  8
            2.16   Manufacture and Marketing Rights.....................................................  9
            2.17   Environmental Matters................................................................  9
            2.18   Taxes................................................................................  9
            2.19   Employee Benefit Plans............................................................... 10
            2.20   Employee Matters..................................................................... 10
            2.21   Interested Party Transactions........................................................ 10
            2.22   Insurance............................................................................ 10
            2.23   Compliance With Laws................................................................. 10
            2.24   Minutes Books........................................................................ 11
            2.25   Public Filings....................................................................... 11
            2.26   Disclosure........................................................................... 11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SIMTEK.................................................... 11
            3.1    Organization......................................................................... 11
            3.2    Due Authorization.................................................................... 11
            3.3    Duly Authorized, Fully Paid and Non-Assessable Stock................................. 12
            3.4    Brokers' and Finders' Fees........................................................... 12
            3.5    No Conflicts......................................................................... 12


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



ARTICLE IV  DELIVERIES AT CLOSING....................................................................... 12
            4.1    Shareholders' Deliveries............................................................. 12
            4.2    Simtek Deliveries.................................................................... 13

ARTICLE V   ESCROW; REGISTRATION........................................................................ 13
            5.1    Survival of Representations and Warranties........................................... 13
            5.2    Indemnification and Escrow........................................................... 13
            5.3    Indemnification by Simtek............................................................ 14
            5.4    Indemnification Procedures........................................................... 14
            5.5    Registration......................................................................... 14

ARTICLE VI  GENERAL PROVISIONS.......................................................................... 14
            6.1    Notices.............................................................................. 14
            6.2    Interpretation....................................................................... 15
            6.3    Counterparts......................................................................... 16
            6.4    Entire Agreement; Nonassignability; Parties in Interest.............................. 16
            6.5    Severability......................................................................... 16
            6.6    Remedies Cumulative; No Waiver....................................................... 16
            6.7    Governing Law........................................................................ 16
            6.8    Further Assurances................................................................... 16
            6.9    Amendment............................................................................ 17


                             INDEX OF DEFINED TERMS
                             ----------------------

                                                                            Page
                                                                            ----

Agreement..................................................................  3

Annual Financial Statements................................................  5

Closing....................................................................  3

Closing Date...............................................................  3

Code....................................................................... 10

Company Authorizations.....................................................  7

Confidential Information...................................................  9

Damages.................................................................... 13

Employee Plans............................................................. 10

Escrow Right............................................................... 13

Escrow Shares.............................................................. 13

excess parachute payments.................................................. 10

Exchange...................................................................  3

Exchange Act Documents..................................................... 11

Governmental Entity........................................................  4

include.................................................................... 15

includes................................................................... 15

including.................................................................. 15

indemnified party.......................................................... 14

indemnifying party......................................................... 14

Intellectual Property......................................................  8



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


Interim Financial Statements...............................................  5

J. Johal...................................................................  3

K. Johal...................................................................  3

knowledge.................................................................. 16

Lien.......................................................................  4

Macrotech..................................................................  3

Macrotech Stock............................................................  3

made available............................................................. 15

material................................................................... 15

Material Adverse Effect.................................................... 15

Registrable Securities..................................................... 21

Registration Expenses...................................................... 22

Schedule of Exceptions.....................................................  3

Securities Act.............................................................  4

Shareholders...............................................................  3

Simtek.....................................................................  3

Simtek Stock...............................................................  3

Tax........................................................................  9

Tax authority..............................................................  9

Taxable....................................................................  9

Taxes......................................................................  9

Third Party Action......................................................... 14

Third Party Intellectual Property Rights...................................  8

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (this "Agreement") dated as of July 31, 2000, is among SIMTEK CORPORATION, a Colorado corporation ("Simtek"), JASKARN JOHAL ("J. Johal") and KASHMIRA S. JOHAL ("K. Johal" and, together with J. Johal, the "Shareholders"), the Shareholders being the only shareholders of MACROTECH SEMICONDUCTOR, INC., a California corporation ("Macrotech").

                                    ARTICLE I

                                   ACQUISITION

     1.1 ACQUISITION OF STOCK. Upon the terms and subject to the conditions of this Agreement, the Shareholders will transfer to Simtek, and Simtek will acquire from the Shareholders all of the issued and outstanding shares of Common Stock, without par value, of Macrotech (the "Macrotech Stock").

     1.2 EXCHANGE. In exchange for the acquisition by Simtek of the Macrotech Stock, Simtek shall issue to the Shareholders (the "Exchange") in accordance with this Agreement 1,250,000 shares of the Common Stock, $.01 par value per share of Simtek ("Simtek Stock").

     1.3 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Exchange (the "Closing") shall take place at the offices of Holme Roberts & Owen LLP, 90 South Cascade, Suite 1300, Colorado Springs, Colorado 80903 at 11:00 p.m., local time, on the date hereof (the "Closing Date").

     1.4 TAX AND ACCOUNTING CONSEQUENCES.

         (a) It is intended by the parties hereto that the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

         (b) It is intended by the parties hereto that the Exchange shall qualify for accounting treatment as a pooling of interests.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OR THE SHAREHOLDERS

     Except  as set  forth in the  Schedule  of  Exceptions  attached  hereto as
Exhibit 2.0 (the "Schedule of Exceptions"), the Shareholders represent and warrant to Simtek as set forth in this Article II.

     2.1 BINDING OBLIGATION; NO VIOLATION. The Shareholders have taken all actions necessary to secure all approvals required in connection with the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Shareholders and constitutes the valid and



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binding obligation of the Shareholders  enforceable  against the Shareholders in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to the Shareholders or (b) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any mortgage, pledge, lien, encumbrance, charge, or other security interest (a "Lien") on any of the properties or assets of the Shareholders pursuant to, or require the consent of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to the Shareholders or any of their properties or assets, except, in the case of this
clause  (b)  only,  where  such  conflict,   violation,   default,  termination,
cancellation or acceleration would not have and could not reasonably be expected to prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.2 STOCK. The Shareholders have good and marketable title to the Stock free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws); Taxes (as defined in Section 2.18); any Lien; and any option, warrant, put, call, purchase right, equity, claim, demand, or other commitment or agreement of any nature. The Shareholders are not parties to any option, warrant, put, call, purchase right or other commitment or agreement that could require the Shareholders to sell, transfer or otherwise convey any Stock, other than pursuant to this Agreement.

     2.3 BROKERS' AND FINDERS' FEES. The Shareholders have not incurred, or will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.4 ORGANIZATION AND STANDING. Macrotech is a corporation duly organized and validly existing and in good standing under the laws of the State of California, has the full corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 6.2) on Macrotech. Macrotech has delivered to Simtek a true and correct copy of it Articles of Incorporation and Bylaws, each as amended to date. Macrotech is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     2.5 CAPITALIZATION. The authorized capital stock of Macrotech consists of 10,000,000 shares of common stock, of which there are issued and outstanding 4,000,000 shares of common stock. There are no other outstanding shares of capital stock or other securities of Macrotech and no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities of Macrotech, or otherwise obligating Macrotech to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities.

All outstanding shares of Macrotech Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any Lien and are not subject to preemptive rights or rights of first refusal.

     2.6 SUBSIDIARIES. Macrotech does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.7 NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Macrotech, (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Macrotech or the properties or assets of Macrotech, or (c) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Macrotech pursuant to, or require the consent of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Macrotech or any of its properties or assets.

     2.8 FINANCIAL STATEMENTS. Macrotech has heretofore delivered to Simtek true and complete copies of an unaudited balance sheet, and the related statements of operations and stockholders' equity and of cash flows with separate disclosure of the balance sheet and income and retained earnings of Macrotech as of and for the year ended December 31, 1999 (the "Annual Financial Statements"), Macrotech also has heretofore delivered to Simtek true copies of the unaudited balance sheet of Macrotech at June 30, 2000, and the related unaudited statements of income for the six months then ended (the "Interim Financial Statements"). The Annual Financial Statements and the Interim Financial Statements are true and correct in all material respects and were prepared on a basis consistent throughout the periods indicated and consistent with each other.

     2.9 ABSENCE OF CERTAIN CHANGES. Except as specifically permitted by this Agreement or as set forth in Schedule 2.9 hereto, since June 30, 2000, Macrotech has conducted its business in the ordinary course consistent with past practice and there has not occurred:

         (a) any change, event or condition (whether covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Macrotech;

         (b) any sale, lease or other transfer or disposition of any property or asset of Macrotech, except for the sale of inventory in the ordinary course of business;

         (c) any change in accounting methods, practices or policies (including any change in depreciation or amortization policies or rates) by Macrotech or any revaluation by Macrotech of any of its assets, except as described in the notes to the Annual Financial Statements;

         (d) any declaration, setting aside, or payment of any dividend or other distribution to Macrotech's shareholders or any direct or indirect redemption, retirement, purchase or other acquisition by Macrotech of any of its capital stock or other securities or options, warrants or other rights to acquire capital stock;

         (e) any entering into, amendment or termination of, or default under, by Macrotech of any contract to which Macrotech is a party or by which it or any of them is bound other than in the ordinary course of business and as provided to Simtek;

         (f) any material damage, destruction or loss (whether or not covered by insurance) to the properties and assets of Macrotech;

         (g) any commitment or transaction (including any capital expenditure, capital financing or sale of assets) by Macrotech for any amount that requires or could require payments in excess of $50,000 with respect to any individual contract or a series of related contracts;

         (h) any Lien on any asset allowed to exist by Macrotech;

         (i) any cancellation of any debt or waiver or release of any right or claim by Macrotech;

         (j) any payment, discharge or satisfaction of any claim, liability or obligation by Macrotech, other than as reflected or reserved against in the Annual Financial Statements or the Interim Financial Statements or in the ordinary course of business consistent with past practice;

         (k)  any  labor  dispute,   litigation  or  governmental  investigation
affecting the business or financial condition of Macrotech;

         (l) any issuance or sale of capital stock or other securities, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities of Macrotech;

         (m) any indebtedness for borrowed money incurred, assumed or guaranteed by Macrotech;

         (n) any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person;

         (o) any increase in any salary, wage, benefit or other remuneration payable or to become payable to any current or former officer, director, employee or agent of Macrotech or any bonus or severance payment or arrangement made to, for or with any officer, director, employee or agent of Macrotech or any supplemental retirement plan or other program or special remuneration for any officer, director, employee or agent of Macrotech, except for normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with past practices of Macrotech;

         (p) any grant of credit to any customer on terms or in amounts more favorable than those which have been extended to such customer in the past, any




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other change in the terms of any credit heretofore  extended or any other change in the policies or practices of Macrotech with respect to the granting of credit;

         (q) any delay in the payment of any trade or other payables other than in the ordinary course of business consistent with past practice; or

         (r) any agreement, whether in writing or otherwise, by Macrotech to do any of the foregoing.

     2.10 LIABILITIES. Except as set forth in the Annual Financial Statements, the Interim Financial Statements or Schedule 2.10 hereto and except for liabilities or obligations arising in the ordinary course and consistent with past practice and those incurred in connection herewith, Macrotech has no liability or obligation of any nature, whether due or to become due, fixed or contingent.

     2.11 LITIGATION. Except as set forth on Schedule 2.11 hereto, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to the knowledge of any Shareholder, threatened against Macrotech or any of its assets and properties. There is no judgment, decree or order against Macrotech or either of the Shareholders, that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Macrotech. There is no action, suit proceeding or investigation by Macrotech currently pending or that Macrotech currently intends.

     2.12 GOVERNMENTAL AUTHORIZATION. Macrotech has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization that are necessary for Macrotech to own or lease, operate and use its assets and properties and to carry on its business as currently conducted or as proposed to be conducted (collectively, the "Company Authorizations"), Macrotech has performed and fulfilled its obligations under Macrotech Authorizations, and all Macrotech Authorizations are in full force and effect, except where the failure to obtain or have any of such Macrotech Authorizations could not reasonably be expected to have a Material Adverse Effect on Macrotech.

     2.13 CONTRACTS AND COMMITMENTS. Schedule 2.13 hereto lists all material agreements to which Macrotech is a party. True and complete copies of all agreements described in Schedule 2.13 hereto have been delivered to Simtek. Macrotech has fulfilled, or taken all actions necessary to enable it to fulfill when due, its obligations under each of such agreements. All parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements. With respect to such agreements, Macrotech has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default thereof.

     2.14 TITLE TO PROPERTY. Except as set forth in Schedule 2.14 hereto, Macrotech has good and marketable title to all of its properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of Macrotech that are used in the operations of its business are in good operating condition and repair, subject to ordinary wear and tear. All plants, property




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



and equipment have been well maintained and conform (to the best of the Shareholders' knowledge as to leased real property) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others. There is no pending or, to the best of the knowledge of the Shareholders, threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or, to the best of the knowledge of the Shareholders, threatened condemnation of any such building, machinery or equipment. The properties and assets of Macrotech include all rights, properties, interests in properties and assets necessary to permit Macrotech to conduct its business as currently conducted or as proposed to be conducted.
Schedule 2.14 hereto identifies each parcel of real property owned or leased by Macrotech.

     2.15 INTELLECTUAL PROPERTY.

         (a) Macrotech owns, or is licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Macrotech as currently conducted, except to the extent that the failure to have such rights have not and could not reasonably be expected to have a Material Adverse Effect on Macrotech.

         (b) Schedule 2.15 hereto lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Macrotech considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Macrotech is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Macrotech is a party and pursuant to which Macrotech is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of Macrotech.

         (c) To the knowledge of the Shareholders, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Macrotech, any trade secret material to Macrotech, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Macrotech.

         (d) Macrotech is not, and will not as a result of the execution and delivery of this Agreement or the performance of Macrotech's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Macrotech.

         (e) All patents, registered trademarks, service marks and copyrights held by Macrotech are valid and subsisting. Macrotech (i) has not been sued in



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



any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of Shareholders, the manufacture, marketing, licensing or sale of the products and services of Macrotech do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

         (f) Macrotech has secured valid written assignments from all consultants and employees, including from Shareholders, who contributed to the creation or development of Intellectual Property, and the rights to such contributions, that Macrotech does not already own by operation of law.

         (g) Macrotech has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Macrotech by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of Confidential Information not owned by Macrotech has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

     2.16 MANUFACTURE AND MARKETING RIGHTS. Except as set forth in Schedule 2.16 hereto, Macrotech has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects Macrotech's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

     2.17 ENVIRONMENTAL MATTERS. Macrotech is not, in any manner that would have a material adverse effect on Macrotech (a) in violation of any applicable statute, law or regulation relating to the environmental or occupational health and safety or (b) that would require material expenditures in order to comply with any such existing statute, law or regulation.

     2.18 TAXES. Macrotech has timely filed all federal, state, and local tax returns required by law and has paid all Taxes due and payable. Macrotech has filed tax returns in all jurisdictions in which it is required to do so. The provisions for Taxes reflected in the Annual Financial Statements and the Interim Financial Statements are adequate for any and all Taxes for the periods ending on December 31, 1991 and June 30, 2000, respectively, and for all prior periods, whether or not disputed. Macrotech is not now, and never has been, a member of a consolidated group of corporations for tax reporting purposes. There are no present audits or disputes as to taxes of any nature payable by Macrotech or, to the knowledge of the Shareholders, threatened against Macrotech. As used herein, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, business and occupations, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     2.19 EMPLOYEE BENEFIT PLANS. Macrotech, or by any member of a controlled group (within the meaning of section 414 of the Internal Revenue Code of 1986, as amended (the "Code")) of which Macrotech is or was a member, has never established, maintained or contributed to any employee benefit plans (as such term is defined in ERISA section 3(3)) or any other retirement, pension, stock option, stock purchase, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, cafeteria, dependent care, and other employee benefit plans, programs, or arrangements (the "Employee Plans"). Neither Macrotech nor any member of a controlled group (within the meaning of Code section 414) of which Macrotech is or was a member has ever maintained, contributed to, or been obligated to contribute to any plan, including a multiemployer plan, that is subject to Title IV of ERISA or the minimum funding requirements of Code section 412. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in any "excess parachute payments" within the meaning of Code section 280G.

     2.20 EMPLOYEE MATTERS. Schedule 2.20 hereto lists all employees of Macrotech and the remuneration and benefits to which such employees are entitled. There are no pending claims against Macrotech under any workers compensation plan or policy or for long term disability. Macrotech does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. Each employee and officer of Macrotech has executed an Invention Assignment Agreement, substantially in the form presented to Simtek in the due diligence materials delivered to Simtek's counsel.

     2.21 INTERESTED PARTY TRANSACTIONS. Except as disclosed in Schedule 2.21 hereto, Macrotech is not indebted to any shareholder, director, officer, employee or agent of Macrotech (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses).

     2.22 INSURANCE. Macrotech has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Macrotech. Schedule 2.22 hereto sets forth a true and complete listing of all such policies. There is no material claim pending under any of such policies or bond as to which Macrotech has received a denial, or, to the knowledge of the Shareholders, which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Macrotech is otherwise in compliance in all material respects with the terms of such policies and bonds. The Shareholders have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.23 COMPLIANCE WITH LAWS. Macrotech has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Macrotech.

     2.24 MINUTES BOOKS. The minute books of Macrotech made available to Simtek contain true and complete summaries of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Macrotech, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.25 PUBLIC FILINGS. Shareholders have received and reviewed copies of Simtek's annual report on Form 10-KSB for the year ended December 31, 1999 and Simtek has provided Macrotech with a copy of Simtek's annual report on Form 10-KSB for the year ended December 31, 1999, quarterly report on Form 10-QSB for the quarter ended March 31, 2000, and filings on Form 8-K filed April 25, 2000, May 1, 2000, May 11, 2000 and June 29, 2000, in each case including all amendments (collectively, the "Exchange Act Documents"). Simtek does not have reason to believe that any of the Exchange Act Documents contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.26 DISCLOSURE. None of the representations or warranties made by the Shareholders herein or in the attached Schedule or in any other agreement, written statements or in any certificate furnished by the Shareholders pursuant to or in connection with this Agreement, contain or will contain at the Closing Date any untrue statement of a material fact, or omit or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SIMTEK

     Simtek represents and warrants to the Shareholders as follows:

     3.1 ORGANIZATION. Simtek is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

     3.2 DUE AUTHORIZATION. Simtek has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Simtek and constitutes the valid and binding obligation of Simtek enforceable against Simtek in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Simtek or
(b) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Simtek pursuant to, or require the consent of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Simtek or any of its properties or assets, except, in the case of this clause

(b) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Simtek in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.3 DULY AUTHORIZED, FULLY PAID AND NON-ASSESSABLE STOCK. The issuance of the Simtek Stock has been duly authorized, and upon issuance to Shareholders pursuant to the terms hereof, will be validly issued, fully paid and nonassessable and are and will be free and clear of any lien or encumbrances except as set forth in this Agreement and are not and will not be subject to preemptive rights or rights of first refusal.

     3.4 BROKERS' AND FINDERS' FEES. Simtek has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.5 NO CONFLICTS. The execution, delivery and performance of this Agreement and the agreements to be executed and delivered at the Closing, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of each of Simtek's Articles of Incorporation or Bylaws, (b) violate or conflict with any provision of, or be an event that is (or with the passage of time will result in) a default or violation of, or result in the modification, cancellation or acceleration of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition or creation of any encumbrances upon any of the assets of Simtek pursuant to, any material contract, mortgage, lien, lease, agreement or instrument to which Simtek is a party or by which each of Simtek is bound, (c) violate or conflict with any legal requirement applicable to each of Simtek including but not limited to the legal requirements of the National Association of Securities Dealers, or any of its properties or assets or any other material restriction of any kind or character to which it is subject, or
(d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority.

                                   ARTICLE IV

                              DELIVERIES AT CLOSING

     4.1 SHAREHOLDERS' DELIVERIES. At the Closing, the Shareholders shall deliver to Simtek:

         (a) the certificates representing shares of Stock in negotiable form, duly endorsed in blank, or with separate notarized stock transfer powers attached thereto and signed in blank;

         (b) a legal opinion from Myers, Hawley, Morley, Myers & McDonnell, legal counsel to the Shareholders, substantially in form attached as Exhibit 4.1(b);

         (c) evidence, satisfactory to Simtek, of all consents or approvals of those persons whose consent or approval is required in connection with the transactions contemplated hereby under any material contract of Macrotech or otherwise;

         (d) letters of resignation, effective as of the Closing Date, executed and tendered by each of the then incumbent directors and officers of Macrotech; and

         (e) an employment agreement, duly executed by J. Johal, substantially in the form of the attached Exhibit 4.1(e).

     4.2  SIMTEK  DELIVERIES.  At  the  Closing,  Simtek  shall  deliver  to the
Shareholders:

         (a) stock certificates representing the Simtek Stock, duly issued to Shareholders; and

         (b) a legal opinion from Holme Roberts & Owen, counsel to Simtek, substantially in the form attached as Exhibit 4.2(b); and

         (c) an employment agreement, duly executed by Simtek, substantially in the form of the attached Exhibit 4.1(e).

                                    ARTICLE V

                              ESCROW; REGISTRATION

     5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article II of the Shareholders shall survive the Closing and continue in full force and effect for one year after the date hereof, except for the representation and warranty of Section 2.2 which shall survive indefinitely. The representations and warranties of Simtek shall survive the Closing for a period of one year after the date hereof, except for the representation and warranty of Section 3.3 which shall survive indefinitely.

     5.2 INDEMNIFICATION AND ESCROW. On the Closing Date, each of the Shareholders shall deliver to Simtek certificates representing 50,000 shares (the "Escrow Shares") of Simtek Stock issued to such Shareholder in negotiable form, duly endorsed in blank, and with separate notarized stock transfer powers attached thereto and signed in blank. Simtek shall hold the Escrow Shares in escrow for one year following the date hereof. If Simtek's board of directors in good faith determines that either of the Shareholders breached any of his representations or warranties set forth herein, Simtek shall have the right (the "Escrow Right") unilaterally to offset any cost, expense or damage (collectively, the "Damages") incurred or suffered by Simtek or the Company or both arising from or relating to such breach. Simtek shall exercise the Escrow Right by, at the conclusion of such one year period, (i) transferring legal title to the Escrow Shares, or any portion thereof, to Simtek (which shares shall then be held as treasury stock), (ii) canceling all, or a portion of, the Escrow Shares, (iii) transferring the Escrow Shares, or any portion thereof, to a third party, or (iv) taking any combination of the actions set forth in
Section 5.2(i) through (iii). Simtek shall only exercise the Escrow Right with respect to such portion of the Escrow Shares that Simtek's board of directors, in good faith, determines to equal the Damages suffered by Simtek or the Company or both. Absent fraud by either of the Shareholders, Simtek's Escrow Right shall be Simtek's sole recourse against the Shareholders for any breach by the
Shareholders  of  the  Shareholders'   representations  or  warranties  in  this
Agreement.

     5.3 INDEMNIFICATION BY SIMTEK. Simtek covenants and agrees that it will indemnify, defend, protect and hold harmless Shareholders at all times from and after the date of this Agreement against all Damages based upon, resulting from or arising out of any inaccuracy or breach of any representation or warranty of Simtek contained in Article III of this Agreement.

     5.4 INDEMNIFICATION PROCEDURES. Promptly after receipt by any person entitled to indemnification (an "indemnified party") of notice of the commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party.

     5.5 REGISTRATION. Simtek shall use its best efforts to register the Simtek Stock under the Securities Act on a Form SB-2 for resale by Shareholders of 500,000 shares of Simtek Stock issued to Shareholders on or before November 30, 2000 on the terms and conditions of the attached Exhibit 5.5.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

        (a)      if to Simtek, to:
                 Simtek Corporation
                 1465 Kelly Johnson Blvd., Suite 301
                 Colorado Springs, CO 80920
                 Attention:  Douglas Mitchell
                 Facsimile No.:  (719) 531-9481
                 with a copy to:

                 Holme Roberts & Owen LLP
                 1700 Lincoln, Suite 4100
                 Denver, Colorado 80203
                 Attention:  Garth B. Jensen, Esq.
                 Facsimile No.:  (303) 866-0200


        (b)      if to the Shareholders, to:

                 Jaskarn Johal
                 610 Park View Drive  Ste. 206
                 Santa Clara, CA 95054

                 Kashmira S. Johal
                 5560 Arezzo Drive
                 San Jose, CA 95138

                 with a copy to:

                 Myers, Hawley, Morley, Myers & McDonnell
                 166 Main Street
                 P.O. Box 280
                 Los Altos, CA  94023-0280
                 Attn:  John P. McDonnell
                 Facsimile No.: (650) 949-3581

     6.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, Articles or Sections, such reference shall be to an Exhibit, Article or Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material

Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

     6.3   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

     6.4 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the attached Schedule (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     6.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     6.6 REMEDIES CUMULATIVE; NO WAIVER. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to the principles of conflicts of law thereof).

     6.8 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Simtek and Macrotech and the Shareholders shall take all such necessary action.

     6.9 AMENDMENT. The parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed by Simtek and the Shareholders.

         IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                     Simtek:
                                     ------

                                     SIMTEK CORPORATION, a Colorado corporation



                                     By:  /s/ Douglas Mitchell
                                          --------------------------------------
                                     Name:    Douglas Mitchell
                                     Title:   President


                                     Shareholders:
                                     ------------

                                     JASKARN JOHAL


                                     /s/ Jaskarn Johal
                                     -------------------------------------------
                                     Jaskarn Johal


                                     KASHMIRA S. JOHAL


                                     /s/ Kashmira S. Johal
                                     -------------------------------------------
                                     Kashmira S. Johal

                                 Exhibit 4.1(b)

         Form of Myers, Hawley, Morley, Myers & McDonnell Legal Opinion

                                 Exhibit 4.1(e)

                          Form of Employment Agreement

                                 Exhibit 4.2(b)

                 Form of Holme Roberts & Owen LLP Legal Opinion

                                   Exhibit 5.5

                          Registration Rights Schedule
                          ----------------------------
                          (to Share Exchange Agreement)